SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------
                                 CURRENT REPORT




     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported) October 13, 2003



COMMISSION FILE NUMBER:  1-5555


                            WELLCO ENTERPRISES, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)


NORTH CAROLINA                                          56-0769274
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(State of Incorporation)               ( I.R.S. Employer Identification No.)





            150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
            --------------------------------------------------------
                     (Address of Principal Executive Office)


Registrant's telephone number, including area code 828-456-3545
                                                   ------------





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ITEM 5.  Other Events

On October 13, 2003, Wellco Enterprises, Inc. issued a press release announcing that the Defense Supply Center Philadelphia (DSCP) has awarded it a contract to supply Direct Molded Sole (DMS) combat boots used by U. S. Armed Forces personnel. A copy of this press release is attached hereto as Exhibit 99(a).


ITEM 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On October 14, 2003, Wellco Enterprises, Inc. issued a press release regarding its operating results for the fiscal year and fourth quarter ended June 28, 2003. A copy of this press release is attached hereto as Exhibit 99(b).


Exhibit Index

99(a) Press release, dated: October 13, 2003, issued by Wellco Enterprises, Inc.

99(b) Press release, dated: October 14, 2003, issued by Wellco Enterprises, Inc.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            WELLCO ENTERPRISES, INC.

 /s/ David Lutz
------------------------------------
 David Lutz
 President - Chief Executive Officer


Dated: October 14, 2003






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                                                                  Exhibit 99(a)


                 WELLCO ENTERPRISES, INC. ANNOUNCES NEW CONTRACT

Waynesville, North Carolina, October 13, 2003--Wellco Enterprises, Inc. (AMEX-WLC) today announced that the Defense Supply Center Philadelphia (DSCP) has awarded it a contract to supply Direct Molded Sole (DMS) combat boots used by U. S. Armed Forces personnel. The contract, which replaces a recently expired contract, is for a one-year base term with two, one-year options. Under the contract, Wellco will supply 30% of total DSCP DMS boot needs, compared to 25% under the expired contract. A total of four contracts were awarded for 35%, 30%, 20% and 15% of DSCP needs.

Unlike prior solicitations, where a contractors' technical factors were considerably more important than price, the solicitation that resulted in the new contract provided that technical factors were approximately equal to price. Therefore, the Company's unit prices bid and awarded under the new contract are lower than those of the expiring contract.

DSCP has issued Wellco preliminary notification of a substantial quantity of boots to be ordered under the new contract, with monthly shipments from January through July 2004. This order will result in the continuation of the high rate of boot production, which was initiated in the fourth quarter of fiscal year 2003 in response to the needs of U. S. Armed Forces personnel in Iraq.

Except for historical information, this press release includes forward looking statements that involve risks and uncertainties, including, but not limited to, the receipt of contracts from the U. S. government and the performance thereunder, the ability to control costs under fixed price contracts, the cancellation of contracts, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended June 28, 2003. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements.





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                                                                  Exhibit 99(b)

              WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS FOR THE FISCAL YEAR AND FOURTH QUARTER ENDED JUNE 28, 2003

Waynesville, North Carolina, October 13, 2003--Wellco Enterprises, Inc. (AMEX-WLC) today reported net income of $823,000 for the fiscal year ended June 28, 2003 (current year), equivalent to basic earnings per share of $0.70 (diluted $0.68), from revenues of $24,833,000. This compares with net income of $683,000 for the fiscal year ended June 29, 2002 (prior year), equivalent to basic earnings per share of $0.58 (diluted $0.56), from revenues of $19,981,000.

For the fourth quarter of the 2003 fiscal year (current quarter), net income was $391,000, equivalent to basic earnings per share of $0.34 (diluted $0.32), from revenues of $8,755,000. This compares to a net loss of $125,000 for the fourth quarter of the 2002 fiscal year (prior quarter), equivalent to basic and diluted loss per share of $0.10, from revenues of $4,847,000.

The increase in revenues and net income for the current year and the current quarter was primarily caused by increased shipments of boots to the Defense Supply Center Philadelphia (DSCP), the agency of the U. S. Department of Defense with whom the Company contracts for the supply of boots used by U. S. Armed Forces personnel. Income for the current year and the current quarter was reduced by the write-off of $228,000 of goodwill and by $279,000 of additional costs to meet the accelerated boot needs for U. S. Armed Forces personnel in Iraq. The Company believes these added costs are reimbursable by DSCP but, because DSCP has a different interpretation of the relevant contract clause, they are not recognized by the Company as an account receivable at this time.

The prior year and prior quarter income was reduced by a $300,000 deferred tax asset valuation allowance. Income in the prior year was also reduced by $335,000 ($248,000 in the prior quarter) of unrecovered contract preparation costs related to an unsuccessful bid to manufacture berets for DSCP. In addition, the prior year included $234,000 of interest income from the reversal of previously accrued imputed interest expense on an estimated contingent payment from a 1995 stock repurchase.

Except for historical information, this press release includes forward looking statements that involve risks and uncertainties, including, but not limited to, the receipt of contracts from the U. S. government and


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the performance thereunder, the ability to control costs under fixed price contracts, the cancellation of contracts, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended June 28, 2003. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements. Contact:
Wellco Enterprises, Inc., P. O. Box 188, Waynesville, NC 28786
David Lutz, President and Chief Executive Officer, Phone 828-456-3545,
Extension 102



                         CONSOLIDATED OPERATING RESULTS
        (000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES
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                                                                 (unaudited)
                                       (audited)             Fiscal Three Months
                                    Fiscal Year Ended             Ended
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                                   June 28,     June 29,    June 28,   June 29,
                                       2003         2002        2003       2002
--------------------------------------------------------------------------------

Revenues                            $24,833      $19,981      $8,755     $4,847
--------------------------------------------------------------------------------
Operating Income                      1,181          814         651        189
--------------------------------------------------------------------------------
Net Interest Income (Expense)           (21)         228         (5)         (1)
--------------------------------------------------------------------------------
Income Before Income Taxes            1,160        1,042         646        188
--------------------------------------------------------------------------------
Income Tax Provision                    109          359          27        313
--------------------------------------------------------------------------------
Income (Loss) Before Cumulative
Effect of Change in Accounting
Principle                             1,051          683         619       (125)
--------------------------------------------------------------------------------
Cumulative Effect of Change in
Accounting Principle *                  228           -          228         -
--------------------------------------------------------------------------------
Net Income (Loss)                      $823         $683        $391      $(125)
--------------------------------------------------------------------------------
Earnings (Loss) Per Share:
--------------------------------------------------------------------------------
   Basic, Before Cumulative Effect     $.89         $.58        $.53      $(.10)
--------------------------------------------------------------------------------
   Cumulative Effect                   (.19)          -         (.19)        -
--------------------------------------------------------------------------------
   Basic, After Cumulative Effect      $.70         $.58        $.34      $(.10)
--------------------------------------------------------------------------------
   Diluted, Before Cumulative Effect   $.87         $.56        $.51      $(.10)
--------------------------------------------------------------------------------
   Cumulative Effect                   (.19)          -         (.19)        -
--------------------------------------------------------------------------------
   Diluted, After Cumulative Effect    $.68         $.56        $.32      $(.10)
--------------------------------------------------------------------------------
Weighted Average Number of
Common Shares Outstanding:
--------------------------------------------------------------------------------
   For Basic Earnings Per Share   1,184,242    1,173,534   1,185,746  1,182,746
--------------------------------------------------------------------------------
   For Diluted Earnings Per
   Share                          1,210,929    1,215,987   1,208,003  1,182,746
--------------------------------------------------------------------------------
* Write off of goodwill.


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